Exhibit 99.1

WestRock Reports Fiscal 2021 First Quarter Results

ATLANTA--(BUSINESS WIRE)--January 28, 2021--WestRock Company (NYSE:WRK), a leading provider of differentiated paper and packaging solutions, today announced results for its fiscal first quarter ended December 31, 2020.

Notable items in the first quarter of fiscal 2021 include:

  Net sales of $4.4 billion were essentially flat compared to the pre-pandemic prior year quarter
  Total packaging shipments increased 5%; record North American per day box shipments that increased 8% compared to the prior year quarter
  Successfully started up the Company’s new 330” state-of-the-art paper machine in Florence, South Carolina; the machine’s 710k tons of annual capacity replaces three old machines
  Distributed COVID-19 relief payments to employees totaling $22 million; these payments are not included in the Company's adjusted earnings per diluted share for the quarter
  Earned $0.57 per diluted share and $0.61 of adjusted earnings per diluted share compared to $0.53 of earnings per diluted share and $0.58 of adjusted earnings per diluted share, respectively, in the prior year quarter
  Generated net cash provided by operating activities of $719 million and Adjusted Free Cash Flow of $562 million compared to $431 million and $79 million, respectively, in the prior year quarter

“During the first fiscal quarter, the WestRock team delivered solid financial results and generated strong cash flow resulting in debt and leverage reduction, with record box shipments and growth in key end markets,” said Steve Voorhees, chief executive officer. “We continue to work around the clock to restore normal operations from the ransomware attack as quickly as possible, and to safely produce the paper and packaging needed by our customers and our communities. As we look to the future, we remain confident in our strategy and our ability to generate strong cash flow and partner with our customers to meet their growing needs for sustainable, fiber-based packaging solutions.”

Consolidated Financial Results

WestRock’s performance for the three months ended December 31, 2020 and December 31, 2019 (in millions):

	Three Months Ended
	Dec. 31, 2020	Dec. 31, 2019	Change

Net sales	$4,401.5	$4,423.7	$(22.2)

Segment income	$307.5	$331.0	$(23.5)
Non-allocated expenses	(23.8)	(18.2)	(5.6)
Depreciation	264.2	271.4	(7.2)
Amortization	100.3	109.8	(9.5)
Segment EBITDA	648.2	694.0	(45.8)
Adjustments (1)	21.6	(18.7)	40.3
Adjusted Segment EBITDA	$669.8	$675.3	$(5.5)

(1) See the Adjusted Net Income tables on page 11 for adjustments

Operating Highlights for the Three Months Ended December 31, 2020 compared to December 31, 2019:

Net sales decreased $22 million compared to the prior year quarter. This decrease was primarily due to the absence of Land and Development net sales due to the completion of the monetization program in fiscal 2020. Consumer Packaging segment net sales increased $58 million and Corrugated Packaging segment net sales declined $45 million. Segment income decreased $24 million compared to the prior year quarter. Consumer Packaging segment income increased $46 million driven by strong sales and operating performance, including productivity improvements, and Corrugated Packaging segment income decreased $68 million.

Additional information about the changes in segment net sales and income is included below.

Restructuring and Other Items

Restructuring and other items during the first quarter of fiscal 2021 included the following pre-tax costs:

  $7 million of restructuring costs, primarily related to severance for voluntary early retirements and other initiatives, as well as costs associated with previously announced plant consolidations
  $1 million of integration costs, primarily related to the fiscal 2019 acquisition of KapStone Paper and Packaging Corporation (“KapStone”)

Net Cash Provided By Operating Activities and Other Financing and Investing Activities

Net cash provided by operating activities was $719 million in the first quarter of fiscal 2021 compared to $431 million in the prior year quarter. The increase in net cash provided by operating activities was primarily due to favorable working capital compared to the prior year quarter, including the payment of certain fiscal 2020 annual bonuses and 401(k) match in the form of stock, rather than cash, and deferral of certain payroll taxes in connection with the Company’s pandemic action plan.

Total debt was $8.94 billion at December 31, 2020, or $8.74 billion excluding $205 million of unamortized fair market value step-up of debt acquired in mergers and acquisitions, and $8.48 billion after further excluding cash and cash equivalents of $254 million. The Company paid down $491 million of debt during the first quarter of fiscal 2021 and had approximately $3.4 billion of available liquidity under long-term committed credit facilities and cash and cash equivalents at December 31, 2020. During the first quarter of fiscal 2021, WestRock invested $171 million in capital expenditures and paid $53 million in dividends to stockholders.

Segment Results

WestRock’s segment performance for the three months ended December 31, 2020 and December 31, 2019 (in millions):

Corrugated Packaging Segment

	Three Months Ended
	Dec. 31, 2020	Dec. 31, 2019	Change

Segment net sales	$2,864.5	$2,909.5	$(45.0)

Segment income	$215.0	$283.4	$(68.4)
Depreciation	182.0	186.5	(4.5)
Amortization	50.3	57.8	(7.5)
Segment EBITDA	447.3	527.7	(80.4)
Adjustments (1)	10.6	(20.1)	30.7
Adjusted Segment EBITDA	$457.9	$507.6	$(49.7)

(1) See the Adjusted Net Income tables on page 11 for adjustments

Operating Highlights for the Three Months Ended December 31, 2020 compared to December 31, 2019:

Segment net sales decreased $45 million, primarily due to $27 million of unfavorable foreign currency impacts, $13 million of lower volumes, including the impact of COVID-19 and the Tres Barras planned maintenance outage to support the mill upgrade, and $6 million of lower selling price/mix on sales. The Corrugated Packaging segment delivered a Segment EBITDA margin of 15.6% and a North American Adjusted Segment EBITDA margin of 18.2%.

Segment income decreased $68 million compared to the prior year quarter, primarily due to an estimated $63 million of net cost inflation, $28 million of Hurricane Michael insurance recoveries net of direct costs in the prior year quarter, $21 million of decreased indirect tax claims in Brazil, COVID-19 relief payments and other safety, cleaning and other items related to COVID-19 aggregating $17 million, $6 million of margin impact from lower selling price/mix, $5 million of lower volumes, including the impact of COVID-19, and $3 million of unfavorable foreign currency impacts.

These factors were partially offset by $24 million of estimated productivity savings net of the Tres Barras planned maintenance outage, $12 million of lower depreciation and amortization, primarily due to accelerated depreciation incurred in the prior year period associated with the Florence, South Carolina paper machine project and North Charleston, South Carolina mill reconfiguration project and other favorable items aggregating $38 million compared to the prior year quarter. These other items included higher income compared to the prior year quarter related to the North Charleston, South Carolina mill reconfiguration project and the Florence, South Carolina paper machine project, the decreased negative impact of maintenance downtime and other items.

Consumer Packaging Segment

	Three Months Ended
	Dec. 31, 2020	Dec. 31, 2019	Change

Segment net sales	$1,595.1	$1,536.9	$58.2

Segment income	$92.5	$46.2	$46.3
Depreciation	81.0	83.3	(2.3)
Amortization	50.0	52.0	(2.0)
Segment EBITDA	223.5	181.5	42.0
Adjustments (1)	10.2	2.8	7.4
Adjusted Segment EBITDA	$233.7	$184.3	$49.4

(1) See Adjusted Net Income tables on page 11 for adjustments

Operating Highlights for the Three Months Ended December 31, 2020 compared to December 31, 2019:

Segment net sales increased $58 million, primarily due to $27 million of higher volumes, including the impact of COVID-19, $21 million of higher selling price/mix on sales and $10 million of favorable foreign currency impacts. The Consumer Packaging segment delivered a Segment EBITDA margin of 14.0% and an Adjusted Segment EBITDA margin of 14.7%.

Segment income increased $46 million, primarily due to an estimated $44 million of productivity improvements, $18 million of margin impact from higher selling price/mix, $6 million of higher volumes, net of the impact of COVID-19, $4 million of lower depreciation and amortization and $3 million of lower outage costs, which includes the impact of the strategic capital projects performed in the prior year quarter. These items were partially offset by an estimated $14 million of net cost inflation and an estimated $11 million of economic downtime and other items. In addition, we incurred $4 million of other net costs, including $15 million of relief payments and other, safety, cleaning and other items related to COVID-19.

Ransomware Incident

On January 25, 2021, the Company announced a ransomware incident that occurred on January 23rd impacting certain of its operational and information technology systems.

WestRock’s security teams, supported by leading cyber defense firms, continue to work on remediation of and recovery from this incident. With some exceptions, the Company’s operations have continued to run and deliver for customers. In locations where technology issues have been identified, we are using alternative methods to process and ship orders.

The Company will discuss the ransomware incident on its fiscal first quarter conference call referenced below.

Conference Call

WestRock will host a conference call to discuss its results of operations for the fiscal first quarter ended December 31, 2020 and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on Thursday, January 28, 2021. The conference call, which will be webcast live, an accompanying slide presentation, and this release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 833-360-0873 (inside the U.S.) or 478-219-0243 (outside the U.S.) at least 15 minutes prior to the start of the call and enter the passcode 7865486. Replays of the call can be accessed at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. The Company cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, that as we look to the future, we remain confident in our strategy and our ability to generate strong cash flow and partner with our customers to meet their growing needs for sustainable, fiber-based packaging solutions. With respect to these statements, the Company has made assumptions regarding, among other things, developments related to the COVID-19 pandemic, including the severity, magnitude and duration of the pandemic, negative global economic conditions arising from the pandemic, impacts of governments' responses to the pandemic on the Company’s operations, impacts of the pandemic on commercial activity, the Company’s customers and consumer preferences and demand, supply chain disruptions, and disruptions in the credit or financial markets; the Company’s ability to effectively integrate the operations of KapStone; the Company’s ability to effectively respond to the recent ransomware incident; the results and impacts of acquisitions; economic, competitive and market conditions generally, including the impact of COVID-19; volumes and price levels of purchases by customers; competitive conditions in the Company’s businesses and possible adverse actions of our customers, competitors and suppliers; labor costs; the amount and timing of capital expenditures, including installation costs, project development and implementation costs, and costs related to resolving disputes with third parties with which we work to manage and implement our capital projects; severance and other shutdown costs; restructuring costs; utilization of real property that is subject to the restructurings due to realizable values from the sale of such property; credit availability; and raw material and energy costs. The Company’s businesses are subject to a number of risks that would affect any such forward-looking statements, including, among others, the level of demand for our products; our ability to respond effectively to the impact of COVID-19; our ability to successfully identify and make performance and productivity improvements; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; the Company’s ongoing assessment of the recent ransomware incident, adverse legal, reputational and financial effects on the Company resulting from the incident or additional cyber incidents and the effectiveness of the Company’s business continuity plans during the ransomware incident; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of severe weather or a natural disaster or other unanticipated problems, such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions, including those related to COVID-19; our desire or ability to continue to repurchase company stock; the scope, timing and outcome of any litigation, claims or other proceedings or dispute resolutions and the impact of any such litigation; our ability to realize anticipated synergies from the KapStone acquisition; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020. The information contained herein speaks as of the date hereof and the Company does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

WestRock Company
Condensed Consolidated Statements of Income
In millions, except per share amounts (unaudited)

	Three Months Ended
	December 31,
	2020	2019

Net sales	$4,401.5	$4,423.7
Cost of goods sold	3,648.6	3,614.7
Gross profit	752.9	809.0
Selling, general and administrative, excluding intangible amortization	417.8	425.7
Selling, general and administrative intangible amortization	91.9	101.8
Loss (gain) on disposal of assets	2.5	(1.3)
Restructuring and other costs	7.7	30.1
Operating profit	233.0	252.7
Interest expense, net	(93.8)	(93.5)
Loss on extinguishment of debt	(1.1)	-
Pension and other postretirement non-service income	34.9	26.7
Other income (expense), net	20.8	(3.7)
Equity in income of unconsolidated entities	9.0	3.8
Income before income taxes	202.8	186.0
Income tax expense	(50.3)	(46.5)
Consolidated net income	152.5	139.5
Less: Net income attributable to noncontrolling interests	(0.5)	(1.0)
Net income attributable to common stockholders	$152.0	$138.5

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income attributable to common stockholders	$152.0	$138.5
Less: Distributed and undistributed income available to participating securities	-	-
Distributed and undistributed income available to common stockholders	$152.0	$138.5

Diluted weighted average shares outstanding	264.8	259.9

Diluted earnings per share	$0.57	$0.53

WestRock Company
Segment Information
In millions (unaudited)

	Three Months Ended
	December 31,
	2020	2019
Net sales:

Corrugated Packaging	$2,864.5	$2,909.5
Consumer Packaging	1,595.1	1,536.9
Land and Development	-	18.9
Intersegment Eliminations	(58.1)	(41.6)
Total net sales	$4,401.5	$4,423.7

Income before income taxes:

Corrugated Packaging	$215.0	$283.4
Consumer Packaging	92.5	46.2
Land and Development	-	1.4
Total segment income	307.5	331.0

Gain on sale of certain closed facilities	0.9	0.5
Restructuring and other costs	(7.7)	(30.1)
Non-allocated expenses	(23.8)	(18.2)
Interest expense, net	(93.8)	(93.5)
Loss on extinguishment of debt	(1.1)	-
Other income (expense), net	20.8	(3.7)
Income before income taxes	$202.8	$186.0

WestRock Company
Condensed Consolidated Statements of Cash Flows
In millions (unaudited)
	Three Months Ended
	December 31,
	2020	2019
Cash flows from operating activities:
Consolidated net income	$152.5	$139.5
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	364.5	381.2
Cost of real estate sold	-	16.1
Deferred income tax (benefit) expense	(19.6)	3.1
Share-based compensation expense	20.0	13.8
401(k) match in common stock	24.9	-
Pension and other postretirement funding more than expense (income)	(28.0)	(23.7)
Gain on sale of investment	(14.7)	-
Other impairment adjustments	-	2.2
Loss (gain) on disposal of plant and equipment and other, net	2.6	(0.9)
Other, net	(31.5)	(13.2)
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	150.2	153.9
Inventories	(44.3)	(83.9)
Other assets	(19.3)	(71.1)
Accounts payable	(5.4)	(47.5)
Income taxes	50.6	(2.8)
Accrued liabilities and other	116.9	(35.5)
Net cash provided by operating activities	719.4	431.2

Investing activities:
Capital expenditures	(170.7)	(374.8)
Investment in unconsolidated entities	(0.1)	(0.3)
Proceeds from sale of investment	23.3	-
Proceeds from sale of property, plant and equipment	2.0	7.9
Proceeds from property, plant and equipment insurance settlement	-	1.4
Other, net	5.1	4.9
Net cash used for investing activities	(140.4)	(360.9)

Financing activities:
Additions to revolving credit facilities	180.0	-
Repayments of revolving credit facilities	(10.0)	(20.0)
Additions to debt	10.8	101.4
Repayments of debt	(704.5)	(4.0)
Additions to commercial paper, net	-	10.9
Other debt additions (repayments), net	21.6	(36.3)
Issuances of common stock, net of related minimum tax withholdings	(12.4)	15.5
Cash dividends paid to stockholders	(52.6)	(120.0)
Cash distributions paid to noncontrolling interests	(0.4)	(0.3)
Other, net	(16.6)	(8.5)
Net cash used for financing activities	(584.1)	(61.3)
Effect of exchange rate changes on cash and cash equivalents	7.8	(4.2)
Increase in cash and cash equivalents and restricted cash	2.7	4.8
Cash and cash equivalents, and restricted cash at beginning of period	251.1	151.6
Cash and cash equivalents, and restricted cash at end of period	$253.8	$156.4

Supplemental disclosure of cash flow information:

Cash paid during the period for:
Income taxes, net of refunds	$18.8	$45.1
Interest, net of amounts capitalized	$42.0	$53.1

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	December 31,	September 30,
	2020	2020
Assets
Current assets:
Cash and cash equivalents	$253.8	$251.1
Accounts receivable (net of allowances of $68.9 and $66.3)	2,023.4	2,142.7
Inventories	2,084.6	2,023.4
Other current assets	492.6	520.5
Assets held for sale	9.4	7.0
Total current assets	4,863.8	4,944.7

Property, plant and equipment, net	10,784.3	10,778.9
Goodwill	5,997.0	5,962.2
Intangibles, net	3,598.1	3,667.2
Restricted assets held by special purpose entities	1,265.8	1,267.5
Prepaid pension asset	404.7	368.7
Other assets	1,922.7	1,790.5
Total Assets	$28,836.4	$28,779.7

Liabilities and Equity
Current liabilities:
Current portion of debt	$168.7	$222.9
Accounts payable	1,672.2	1,674.2
Accrued compensation and benefits	453.6	386.7
Other current liabilities	754.6	645.1
Total current liabilities	3,049.1	2,928.9
Long-term debt due after one year	8,771.1	9,207.7
Pension liabilities, net of current portion	305.3	305.2
Postretirement medical liabilities, net of current portion	150.0	145.4
Non-recourse liabilities held by special purpose entities	1,134.2	1,136.5
Deferred income taxes	2,910.8	2,916.9
Other long-term liabilities	1,534.1	1,490.3
Redeemable noncontrolling interests	1.7	1.3

Total stockholders' equity	10,963.0	10,630.6
Noncontrolling interests	17.1	16.9
Total Equity	10,980.1	10,647.5
Total Liabilities and Equity	$28,836.4	$28,779.7

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide investors and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Adjusted Segment EBITDA and Adjustments to Segment EBITDA

WestRock uses the non-GAAP financial measure “Adjusted Segment EBITDA”, along with other factors, to evaluate our segment performance. Management believes adjusting “Segment EBITDA” for certain items provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance across periods or relative to our peers, and that adjusting “Segment EBITDA” to “Adjusted Segment EBITDA” more closely aligns those results to the adjustments in Adjusted Net Income that relate to “Segment EBITDA”. The consolidated financial results and segment tables include a reconciliation of “Adjusted Segment EBITDA” to “Segment EBITDA” by adding certain “Adjustments” to “Segment EBITDA”. These “Adjustments” are reflected in the “Adjusted Net Income” reconciliation tables below.

Adjusted Segment Sales and Adjusted Segment EBITDA Margins

With respect to Adjusted Segment Sales, management believes that adjusting Segment Sales for trade sales is consistent with how peers present their sales for purposes of computing margins and helps analysts compare companies in the same peer group. WestRock uses the non-GAAP financial measure “Adjusted Segment EBITDA Margins”, along with other factors, to evaluate our segment performance against our peers. Management believes this measure is also useful to investors to evaluate WestRock’s performance relative to its peers. “Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Segment EBITDA by Segment sales. “Adjusted Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Adjusted Segment EBITDA by Adjusted Segment Sales.

Adjusted Net Income, Adjusted Earnings per Diluted Share

WestRock uses the non-GAAP financial measures “Adjusted Net Income” and “Adjusted Earnings Per Diluted Share”. Management believes these measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because they exclude restructuring and other costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use this information to evaluate WestRock’s performance relative to other periods. WestRock believes that the most directly comparable GAAP measures to Adjusted Net Income and Adjusted Earnings per Diluted Share are Net income attributable to common stockholders, represented in the table below as the GAAP Results for Consolidated net income (i.e. Net of Tax) less net income attributable to Noncontrolling interests, and Earnings per diluted share, respectively. This release includes a reconciliation of Earnings per diluted share to Adjusted earnings per diluted share. Set forth below is a reconciliation of Adjusted net income to Net income attributable to common stockholders for the periods indicated (in millions):

	Three Months Ended December 31, 2020

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	Other	Pre-Tax	Tax	Net of Tax
GAAP Results (1)				$202.8	$(50.3)	$152.5
COVID-19 relief payments	$11.3	$9.9	$0.8	22.0	(5.4)	16.6
Restructuring and other items	n/a	n/a	n/a	7.7	(1.9)	5.8
Loss on extinguishment of debt	n/a	n/a	n/a	1.1	(0.3)	0.8
Losses at closed plants, transition and start-up costs (2)	(0.1)	0.3	-	0.4	(0.1)	0.3
Accelerated depreciation on major capital projects
and certain plant closures (2)	n/a	n/a	n/a	0.2	-	0.2
Gain on sale of investment	n/a	n/a	n/a	(14.7)	2.1	(12.6)
Gain on sale of certain closed facilities	n/a	n/a	n/a	(0.9)	0.2	(0.7)
Brazil indirect tax (3)	(0.6)	-	-	(0.9)	0.3	(0.6)
Adjustments / Adjusted Results	$10.6	$10.2	$0.8	$217.7	$(55.4)	$162.3
Noncontrolling interests						(0.5)
Adjusted Net Income						$161.8
(1)	The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes",
"Income tax expense" and "Consolidated net income", respectively, as reported on the statements of income.
(2)	The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is depreciation and amortization.
(3)	The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is primarily interest income.
	Three Months Ended December 31, 2019

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	L&D and Other	Pre-Tax	Tax	Net of Tax
GAAP Results (1)				$186.0	$(46.5)	$139.5
Hurricane Michael recovery of direct costs, net	$(16.0)	$-	$-	(16.0)	3.9	(12.1)
Restructuring and other items	n/a	n/a	n/a	30.1	(7.7)	22.4
Accelerated depreciation on major capital projects
and certain plant closures (2)	n/a	n/a	n/a	11.6	(2.9)	8.7
North Charleston and Florence transition and
reconfiguration costs (2)	13.2	-	-	15.3	(3.7)	11.6
Losses at closed plants, transition and start-up costs (2)	3.8	0.4	-	4.4	(1.1)	3.3
Interest accretion and other	n/a	n/a	n/a	0.9	(0.2)	0.7
Gain on sale of certain closed facilities	n/a	n/a	n/a	(0.5)	0.1	(0.4)
Land and Development operating results	n/a	n/a	(1.4)	(1.3)	0.3	(1.0)
Brazil indirect tax (3)	(21.1)	(2.0)	-	(33.8)	10.6	(23.2)
Other	-	4.4	-	4.4	(1.1)	3.3
Adjustments / Adjusted Results	$(20.1)	$2.8	$(1.4)	$201.1	$(48.3)	$152.8
Noncontrolling interests						(1.0)
Adjusted Net Income						$151.8
(1)	The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes",
"Income tax expense" and "Consolidated net income", respectively, as reported on the statements of income.
(2)	The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is depreciation and amortization.
(3)	The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is interest income.

Adjusted Earnings per Diluted Share

Set forth below is a reconciliation of Adjusted earnings per diluted share to Earnings per diluted share.

	Three Months Ended
	Dec. 31, 2020	Dec. 31, 2019

Earnings per diluted share	$0.57	$0.53

COVID-19 relief payments	0.06	-
Restructuring and other items	0.02	0.09
Loss on extinguishment of debt	0.01	-
North Charleston and Florence transition and reconfiguration costs	-	0.04
Accelerated depreciation on major capital projects and certain plant closures	-	0.03
Losses at closed plants, transition and start-up costs	-	0.01
Gain on sale of investment	(0.05)	-
Brazil indirect tax	-	(0.09)
Hurricane Michael recovery of direct costs, net	-	(0.05)
Other	-	0.02
Adjusted earnings per diluted share	$0.61	$0.58

Set forth below are reconciliations of Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins to the most directly comparable GAAP measures, Segment Sales and Segment Income, for the quarters ended December 31, 2020 and December 31, 2019 (in millions, except percentages):

Reconciliation for the Quarter Ended December 31, 2020

	Corrugated Packaging	Consumer Packaging	Corporate / Elim.	Consolidated

Segment sales / Net sales	$2,864.5	$1,595.1	$(58.1)	$4,401.5
Less: Trade sales	(97.0)	-	-	(97.0)
Adjusted Segment Sales	$2,767.5	$1,595.1	$(58.1)	$4,304.5

Segment income (1)	$215.0	$92.5	$-	$307.5
Non-allocated expenses	-	-	(23.8)	(23.8)
Depreciation & amortization	232.3	131.0	1.2	364.5
Segment EBITDA	447.3	223.5	(22.6)	648.2
Adjustments (2)	10.6	10.2	0.8	21.6
Adjusted Segment EBITDA	$457.9	$233.7	$(21.8)	$669.8

Segment EBITDA Margins	15.6%	14.0%
Adj. Segment EBITDA Margins	16.5%	14.7%
(1)	Segment income includes pension and other postretirement income (expense)
(2)	See the Adjusted Net Income tables on page 11 for adjustments

Corrugated Reconciliation for the Quarter Ended December 31, 2020

	North American Corrugated	Brazil Corrugated	Other (1)	Total Corrugated Packaging

Segment sales	$2,496.2	$81.0	$287.3	$2,864.5
Less: Trade sales	(97.0)	-	-	(97.0)
Adjusted Segment Sales	$2,399.2	$81.0	$287.3	$2,767.5

Segment income (2)	$210.7	$(2.1)	$6.4	$215.0
Depreciation & amortization	216.3	9.9	6.1	232.3
Segment EBITDA	427.0	7.8	12.5	447.3
Adjustments (3)	10.4	(0.4)	0.6	10.6
Adjusted Segment EBITDA	$437.4	$7.4	$13.1	$457.9

Segment EBITDA Margins	17.1%	9.6%		15.6%
Adj. Segment EBITDA Margins	18.2%	9.1%		16.5%
(1)	The "Other" column includes our Victory Packaging and India corrugated operations.
(2)	Segment income includes pension and other postretirement income (expense)
(3)	See the Adjusted Net Income tables on page 11 for adjustments

Reconciliation for the Quarter Ended December 31, 2019

	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$2,909.5	$1,536.9	$18.9	$(41.6)	$4,423.7
Less: Trade sales	(99.2)	-	-	-	(99.2)
Adjusted Segment Sales	$2,810.3	$1,536.9	$18.9	$(41.6)	$4,324.5

Segment income (loss)	$283.4	$46.2	$1.4	$-	$331.0
Non-allocated expenses	-	-	-	(18.2)	(18.2)
Depreciation & amortization	244.3	135.3	-	1.6	381.2
Segment EBITDA	527.7	181.5	1.4	(16.6)	694.0
Adjustments (1)	(20.1)	2.8	(1.4)	-	(18.7)
Adjusted Segment EBITDA	$507.6	$184.3	$-	$(16.6)	$675.3

Segment EBITDA Margins	18.1%	11.8%
Adj. Segment EBITDA Margins	18.1%	12.0%
(1)	See the Adjusted Net Income tables on page 11 for adjustments

Corrugated Reconciliation for the Quarter Ended December 31, 2019

	North American Corrugated	Brazil Corrugated	Other (1)	Total Corrugated Packaging

Segment sales	$2,553.1	$107.6	$248.8	$2,909.5
Less: Trade sales	(99.2)	-	-	(99.2)
Adjusted Segment Sales	$2,453.9	$107.6	$248.8	$2,810.3

Segment income	$249.3	$29.0	$5.1	$283.4
Depreciation & amortization	225.1	13.3	5.9	244.3
Segment EBITDA	474.4	42.3	11.0	527.7
Adjustments (2)	0.2	(20.3)	-	(20.1)
Adjusted Segment EBITDA	$474.6	$22.0	$11.0	$507.6

Segment EBITDA Margins	18.6%	39.3%		18.1%
Adj. Segment EBITDA Margins	19.3%	20.4%		18.1%
(1)	The "Other" column includes our Victory Packaging and India corrugated operations.
(2)	See the Adjusted Net Income tables on page 11 for adjustments

Adjusted Operating Cash Flow and Adjusted Free Cash Flow

WestRock uses the non-GAAP financial measures “Adjusted Operating Cash Flow” and “Adjusted Free Cash Flow”. Management believes these measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance relative to other periods because it excludes certain cash restructuring and other costs, net of tax that management believes are not indicative of the ongoing operating results of the business. We believe “Adjusted Free Cash Flow” provides greater comparability across periods by excluding capital expenditures. WestRock believes that the most directly comparable GAAP measure is “Net cash provided by operating activities”. Set forth below is a reconciliation of “Adjusted Operating Cash Flow” and “Adjusted Free Cash Flow” to Net cash provided by operating activities for the periods indicated (in millions):

	Three Months Ended
	Dec. 31, 2020	Dec. 31, 2019
Net cash provided by operating activities	$719.4	$431.2
Plus: Cash Restructuring and other costs, net of
income tax benefit of $4.2 and $7.2	12.8	22.2
Adjusted Operating Cash Flow	732.2	453.4
Less: Capital expenditures	(170.7)	(374.8)
Adjusted Free Cash Flow	$561.5	$78.6

Total Debt and Adjusted Net Debt

WestRock uses the non-GAAP financial measure “Adjusted Net Debt”. Management believes this measure provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s repayment of debt relative to other periods because it includes or excludes certain items management believes are not comparable from period to period. We believe “Adjusted Net Debt” provides greater comparability across periods by adjusting for cash and cash equivalents, fair value of debt step-up included in Total Debt that is not subject to debt repayment and the impact of the lease standard adoption. WestRock believes that the most directly comparable GAAP measure is “Total Debt” which is derived from the current portion of debt and long-term debt due after one year. Set forth below is a reconciliation of “Adjusted Net Debt” to “Total Debt” for the periods indicated (in millions):

	Dec. 31, 2020	Sep. 30, 2020
Current portion of debt	$168.7	$222.9
Long-term debt due after one year	8,771.1	9,207.7
Total debt	$8,939.8	$9,430.6
Less: Cash and cash equivalents	(253.8)	(251.1)
Less: Fair value of debt step-up	(204.8)	(208.9)
Adjusted Net Debt	$8,481.2	$8,970.6

Total debt reduction - quarter	$490.8

Adjusted Net Debt reduction - quarter	$489.4

Contacts

Investors:
James Armstrong, 470-328-6327
Vice President, Investor Relations
james.armstrong@westrock.com

Tim Murphy, 678-291-7363
Senior Vice President – Treasurer
tim.murphy@westrock.com

Media:
Courtney James, 470-328-6397
Manager, Corporate Communications
mediainquiries@westrock.com